AMENDMENT NO. 2
to that certain
NOTE PURCHASE AGREEMENT
dated as of April 30, 1998

          This AMENDMENT NO. 2 (this "Amendment"), dated as of March __, 2002, is by and between CONTAINER APPLICATIONS INTERNATIONAL, INC., a Nevada corporation (the "Company") and INTERPOOL, INC, a Delaware Corporation ("Lender"). Capitalized terms used herein without definition shall have the respective meanings provided therefor in the Note Purchase Agreement referred to below.

          WHEREAS, the Company and the Lender are parties to that certain Note Purchase Agreement dated as of April 30, 1998 (as amended, modified, supplemented or restated and in effect on the date hereof, the "Note Purchase Agreement"), pursuant to which the Lender, upon certain terms and conditions has purchased a subordinated promissory note from the Company;

          WHEREAS, the Company has requested that the Lender amend certain of the terms and provisions of the Note Purchase Agreement as set forth herein; and

          WHEREAS, subject to the terms and provisions hereof the Lender has agreed to amend the Note Purchase Agreement as hereinafter provided.

           NOW THEREFORE, the parties hereto hereby agree as follows:

           § 1.      Amendments to Note Purchase Agreement. Subject to the consent of the Agent on behalf of the Banks (as each such term is defined in the Bank Credit Agreement), the Note Purchase Agreement is hereby amended as follows:

           § 1.1      Definitions. Section 1.1 of the Note Purchase Agreement is amended by adding the following new definition to such Section 1.1 in its appropriate place in the alphabetical order:

           "Consolidated EBITDA. For any period, an amount equal to the sum of (a) Earnings Before Interest and Taxes of the Company and its Subsidiaries for such fiscal period, plus (b) depreciation and amortization for such period, plus (c) other non-cash charges for such period, plus (d) principal payments received by the Company or any of its Subsidiaries during such period with respect to Direct Finance Leases, all as determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring items of income and expense."

           § 1.2.      Interest Coverage. Section 6.1(d) of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

           "(d)      Interest Coverage.

           (a)     The Company will not permit the ratio of (i) Earnings Before Interest and Taxes to (ii) Consolidated Total Interest Expense for any period of four consecutive fiscal quarters ending during any period set forth in the table below as measured on each Computation Date, to be less than the ratio set forth opposite such period in such table:

January 1, 2000 through September 30, 2001 October 1, 2001 through December 30, 2001 July 1, 2002 through September 30, 2003 October 1, 2003 and thereafter	1.00:1.00 1.05:1.00 1.20:1.00 1.40:1.00

           (b)    The Company will not permit the ratio of (i) Consolidated EBITIDA to (ii) Consolidated Total Interest Expense for any period of four consecutive fiscal quarters ending during any period set forth in the table below as measured on each Computation Date, to be less than the ratio set forth opposite such period in such table:

December 31, 2001 through June 30, 2002	2.00:1.00

           § 2.   Representations and Warranties. The Company hereby represents and warrants to the Lender as follows:

           (a)    Representations and Warranties in Note Purchase Agreement. The representations and warranties of the Company contained in the Note Purchase Agreement were true and correct in all material respects when made, and continue to be true and correct in all material respects on the date hereof.

           (b)    Authority, Etc. The execution and delivery by the Company of this Amendment and the other documents delivered in connection herewith (collectively, the "Amendment Documents") and the performance by the Company of all of its agreements and obligations under the Amendment Documents (i) are within the corporate authority of the Company, (ii) have been duly authorized by all necessary corporate proceedings by the Company, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Company is subject or any judgment, order, writ, injunction, license or permit applicable to the Company, (iv) do not conflict with any provision of the corporate charter or by-laws of, or any agreement or other instrument binding upon, the Company, and (v) do not require the approval or consent of, or filing with, any Person other than those already obtained.

           (c)    Enforceability of Obligations. The Amendment Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective term.

           (d)    No Default. Immediately prior to and after giving effect to this Amendment, no Default or Event of Default exists under the Note Purchase Agreement or any Ancillary Document.

           § 3.   Affirmation of Company.

                The Company hereby affirms its absolutes and unconditional promise to pay to the Lender all amounts due under the Note and the Note Purchase Agreement, at the times and in the amounts provided for therein. The Company further affirms and agrees that (i) the obligations of the Company to the Lender under the Note Purchase Agreement as amended hereby are secured by and entitled to the benefits of the Security Agreement, and (iii) all references to the term "Note Purchase Agreement" in the Security Agreement shall hereafter refer to the Note Purchase Agreement as amended hereby.

           § 4.   Notice of Amendment to Bank Credit Agreement. The Lender acknowledges that it has received notice of the proposed Amendment No. 3 to the Bank Credit Agreement, to be dated as of even date herewith, by and among the Company, the Agent, the Co-Agent and the Banks (as each such term is defined in the Bank Credit Agreement), as such notice is contemplated by Section 7.4 of the Note Purchase Agreement.

           § 5.   Miscellaneous Provisions.

                (a)   Except as otherwise expresely provided by this Amendment, all of the terms, conditions and provisions of the Note Purchase Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Note Purchase Agreement, as amended hereby, shall continue in full forth and effect, and that this Amendment and the Note Purchase Agreement shall be read and construed as one instrument. Nothing contained in this Amendment (i) shall be construed to imply a willingness on the part of the Lender to grant any similar or other future amendment of any of the terms and conditions of the Note Purchase Agreement and (ii) shall in any way prejudice, impair or effect any rights or remedies of the Lender under the Note Purchase Agreement.

                (b)   THIS AMENDMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK AND THE VALIDITY OF THIS AMENDMENT AND THE ENFORCEMENT HEREOF SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                (c)   This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

                (d)    Headings or captions used in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

                (e)    This Amendment shall constitute one of the Ancillary Documents referred to in the Note Purchase Agreement.

[remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an agreement under seal as of the date first written above.

CONTAINER APPLICATIONS INTERNATIONAL, INC. By: Name: Title:

INTERPOOL, INC. By: Name: Title:

          In accordance with paragraph 19(a) of the Subordination and Intercreditor Agreement, the undersigned, as Agent for the Banks referred to in the Subordination and Intercreditor Agreement, hereby consents to the amendments contemplated by §  1 of this Amendment.

FLEET NATIONAL BANK, as Agent for the Banks By: Name: Title:

INDEX OF CLOSING DOCUMENTS

Note Purchase Agreement
between
Interpool, Inc. and Container Applications International, Inc.
April 30, 1998

PARTIES

"Mitsui" "Mitsui USA" "Sellers" "Mr. Ogawa" "CAI" "Interpool" "LLC" "IP Ltd." "BankBoston" "MDB&E" "SSL" "HWS&B" "BD"	Mitsui & Co. Ltd.
Mitsui & Co. (U.S.A.), Inc.
Mitsui & Mitsui USA
Mr. Hiromitsu Ogawa
Container Applications International, Inc.
Interpoo1, Inc.
CAI/Interpool, LLC
Interpool Limited
BankBoston, N.A.
McCutchen, Doyle, Brown & Enersen, LLP
Stroock & Stroock & Lavan
Hosie, Wes, Sacks, & Brelsford, LLP
Bingham, Dana & Gould, LLP

DOCUMENT	TAB

PRINCIPAL AGREEMENTS

Note Purchase Agreement, together with all Exhibits and Schedules, dated as of April 30, 1998 (the "Note Purchase Agreement") between Interpool anal CAI	1

Disclosure Statement for the Note Purchase Agreement	2

Subordinated Secured Promissory Note for $33,650,000 (the "Note") in favor of Interpool	3

Operating and Administration Agreement, dated as of April 29, 1998 between IP Ltd. and CAI	4

Shareholders Agreement dated as of Apri1 29, 1998 among CAI, Interpool and Mr. Ogawa	5

Agreement dated as of Apri1 29, 1998 between Interpool and CAI	6

Security Agreement dated as of Apri1 30, 1998 between Interpool and CAI	7

Subordination and Intercreditor Agreement dated as of April 30, 1998 among BankBoston, CAI and Interpool	8

Fourth Restated Revolving Credit and Term Agreement dated as of Apri1 30, 1998 between BankBoston and CAI	9

CORPORATE AUTHORITY DOCUMENTS

Officer's Certificate of Interpool dated as of Apri1 26, 1998	10

Secretary's Certificate of Interpool dated as of April 29, 1998	11

Officer's Certificate of CAI dated as of April 30, 1998, delivered pursuant to Section 3.1 of the Note Purchase Agreement in the form of Exhibit C	12

Secretary's Certificate of CAI dated as of April 30, 1998, delivered pursuant to Section 3.1 of the Note Purchase Agreement, regarding (i) Articles of Incorporation, (ii) By-laws, (iii) Resolutions and (iv) Incumbency of Officers	13

Good Standing Certificate of CAI certified as of April 9, 1998 by the Secretary of State of Nevada	14

Corporate Diagram of CAI including all subsidiaries	15

Certificates of status as foreign corporations eligible to do business in the states of (a) California and (b) South Carolina for CAI.	16

CAI's certified Pro Forma Balance Sheet and Cash Flow Projections as required pursuant to Section 3.1 of the Note Purchase Agreement	17

Unanimous Written Consent of CAI authorizing and adopting the Note Purchase Agreement and entering into the Note	18

Receipt by CAI of a wire transfer in the amount of $33,650,000 from Interpool	19

Receipt by Interpool of the Note from CAI	20

OPINIONS OF COUNSEL

Opinion of HWS&B, as counsel to CAI, regarding the Note Purchase Agreement	21

Opinion of SSL, as counsel to Interpool, regarding the Subordinated Debt	22

MISCELLANEOUS DOCUMENTS AND AGREEMENTS

Side Letter Escrow Agreement dated as of February 5, 1958 between Interpool, CAI and Mr. Ogawa	23

Resignations of Yasushi Matsuoka, Eiichi Nakanishi, Kosuke Sekine and Koichi Suzuki as directors and/or officers of CAI	24

Agreement Regarding CAI Executive Management Incentive Program dated as of April 30, 1998 between CAI, Mr. Ogawa and Interpool	25

Articles of Organization and Certificate of Formation of the LLC	26

Operating Agreement of the LLC	27

IRS Form SS-4 with assigned Employer Identification Number 94-3298884 for tax purposes	28

Marketing Services Agreement between the LLC and IP Ltd..	29

Marketing Services Agreement between the LLC and CAI	30

Side Letter Agreement regarding the Marketing Services Agreement among CAI, IP Ltd. and the LLC	31

UCC-2 Financing Statement filed with the Secretary of State of California, the San Francisico County Recorder and the Secretary of State of Nevada by Sellers	32

UCC-l Financing Statement filed with the Secretary of State of California w/Exhibits A and B attached describing both the Collateral and Excluded Collateral	33

Approval of Agent	34

Wire Instruction from CAI to Interpool	35